UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2021

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Merger Agreement

On July 25, 2021, Benefit Street Partners Realty Trust, Inc., a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“BSPRT”), Rodeo Sub I, LLC, a Maryland limited liability company and wholly-owned subsidiary of BSPRT (“Merger Sub”), Capstead Mortgage Corporation, a Maryland corporation that has elected to be treated as a real estate investment trust for federal income tax purposes (“Capstead”), and Benefit Street Partners L.L.C., a Delaware limited liability company (the “Advisor”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Under the terms and subject to the conditions set forth in the Merger Agreement, Capstead will merge with and into Merger Sub, with Merger Sub remaining as a wholly-owned subsidiary of BSPRT (such surviving company, the “Surviving Company”, and such transaction, the “Merger”). The board of directors of BSPRT (the “BSPRT Board”) has unanimously approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each issued and outstanding share of common stock of Capstead (“Capstead Common Stock”) will be converted into the right to receive:

•	from BSPRT, (A) a number of shares of BSPRT’s common stock, $0.01 par value per share (which will be renamed Class A common stock in the Recapitalization, as defined below) (“BSPRT Common Stock”) equal to the quotient (rounded to the nearest one ten-thousandth) determined (the “Exchange Ratio”) by dividing (i) Capstead’s adjusted book value per share by (ii) BSPRT’s adjusted book value per share (the “Per Share Stock Consideration”), and (B) a cash amount equal to the product of (rounding to the nearest cent) (x) Capstead’s adjusted book value per share multiplied by 15.75%, multiplied by (y) 22.5%, without any interest thereon (the “Per Share Cash Consideration” and together with the Per Share Stock Consideration, the “Per Common Share BSPRT Consideration”); and

•	from the Advisor, a cash amount equal to the product of (rounding to the nearest cent) (A) Capstead’s adjusted book value per share multiplied by 15.75%, multiplied by (B) 77.5%, without any interest thereon (the “Advisor Cash Consideration” and together with the Per Common Share BSPRT Consideration, the “Total Per Common Share Consideration”).

In addition, each outstanding share of Capstead’s 7.50% Series E Cumulative Redeemable Preferred Stock, $0.10 par value per share (“Capstead Preferred Stock”), will be converted into the right to receive one newly-issued 7.50% Series E Cumulative Redeemable Preferred Share, $0.01 par value per share, of BSPRT (the “BSPRT Series E Preferred Stock”) (the “Preferred Merger Consideration” and, together with the Per Common Share BSPRT Consideration, the “Total BSPRT Merger Consideration”). Cash will be paid in lieu of any fractional shares of BSPRT Common Stock that would otherwise have been received as a result of the Merger. Adjusted book value per share equals the respective company’s total consolidated common stockholders’ equity, less, in the case of BSPRT, the aggregate Per Share Cash Consideration, divided by each respective company’s common stock issued and outstanding (excluding, in the case of Capstead, any cancelled shares), plus, in the case of Capstead, any shares of its common stock issuable upon the conversion of outstanding performance units, after giving pro forma effect to any additional dividends or other distributions on shares of the respective company’s common stock that are declared or are anticipated to be declared for which the record date is or will be prior to the Effective Time.

All outstanding restricted stock under Capstead’s Amended and Restated 2014 Flexible Incentive Plan will, as of the Effective Time, automatically become fully vested and eligible to receive the Total Per Common Share Consideration. All performance units under Capstead’s Amended and Restated 2014 Flexible Incentive Plan will, as of the Effective Time, automatically become earned and vested at the conversion rate of one share of Capstead Common Stock for each performance unit and eligible to receive the Total Per Common Share Consideration. Each outstanding dividend equivalent right will, as of the Effective Time, automatically be cancelled; provided, that any accrued amounts not yet paid will be paid to the holders thereof at the Effective Time (or as soon as practicable thereafter but in no event later than the first payroll date following the Effective Time), less applicable income and employment tax withholdings.

Under the Merger Agreement, each of Capstead and BSPRT will pay a special dividend to their respective stockholders in cash on the last business day prior to the closing of the Merger, with a record date that is three business days before the payment date.

For U.S. federal income tax purposes, it is intended that (a) the Merger shall be treated as (i) a taxable sale by Capstead of its assets to BSPRT in exchange for the Total BSPRT Merger Consideration and (ii) the distribution of the Total BSPRT Merger Consideration to the holders of shares of Capstead Common Stock and Capstead Preferred Stock in liquidation of Capstead pursuant to Section 331 and Section 562 of the Code, and that the Merger Agreement will constitute a “plan of liquidation” of Capstead for U.S. federal income tax purposes, and (b) each holder of Capstead Common Stock will be treated as exchanging their stock in a taxable transaction for the Total Per Common Share Consideration, with (i) the Per Common Share BSPRT Consideration treated as described in clause (a)(ii), above, and (ii) consistent with Article III of the Merger Agreement, the Advisor Cash Consideration paid by the Advisor directly to the holders of shares of Capstead Common Stock.

The obligation of each party to consummate the Merger is subject to a number of conditions, including, among others, (a) the approval of the Merger and the other transactions contemplated by the Merger Agreement by the affirmative vote of the holders of at least a majority of the outstanding shares of Capstead Common Stock entitled to vote on the Merger (the “Capstead Stockholder Approval”), (b) the registration and listing on the New York Stock Exchange of the shares of BSPRT Common Stock and BSPRT Series E Preferred Stock that will be issued in connection with the Merger, (c) the respective representations and warranties of the parties being true and correct, subject to the materiality standards contained in the Merger Agreement, (d) each party’s compliance in all material respects with their respective covenants and agreements set forth in the Merger Agreement, (e) the absence of a material adverse effect with respect to either Capstead or BSPRT, (f) provision by each party’s counsel of a tax opinion that the other party has been organized and operated in conformity with the requirements for qualification and taxation as a REIT, (g) BSPRT effecting the Recapitalization (as defined below), and the renaming of the BSPRT Common Stock as “Class A common stock”, (h) BSPRT taking such actions as necessary to adopt a share repurchase program, and (i) the delivery of certain documents and certificates. The obligations of the parties to consummate the Merger are not subject to any financing condition or the receipt of any financing by BSPRT or the Advisor.

Each of the parties to the Merger Agreement has made certain customary representations, warranties and covenants, Among other things the Merger Agreement provides that each of Capstead and BSPRT will, until the Effective Time, operate their respective businesses in all material respects in the ordinary course and consistent with practice, and preserve substantially intact its current business organization and preserve key business relationships. Each of Capstead and BSPRT are subject to restrictions as specified in the Merger Agreement on certain actions each company may take prior to the Effective Time, including, among other things, actions related to amending organizational documents, declaring dividends, issuing or repurchasing capital stock, engaging in certain business transactions and incurring indebtedness.

The Merger Agreement contains a “no-shop” provision, which prohibits Capstead and its subsidiaries from, among other things, (a) initiating, soliciting or knowingly encouraging the making of a competing proposal; (b) engaging in any discussions or negotiations with any person with respect to a competing proposal; (c) releasing any person or failing to enforce any confidentiality agreement or standstill agreement, subject to certain exceptions; (d) furnishing any non-public information regarding it or any of its subsidiaries, or access to its properties or assets in connection with a competing proposal; (e) entering into a letter of intent, agreement in principle or other agreement providing for a competing proposal; or (f) effecting a change of recommendation to Capstead’s stockholders regarding the Merger. The no-shop provisions are subject to certain exceptions as more fully described in the Merger Agreement, including the ability of Capstead to engage in the foregoing activities under certain circumstances in the event that it receives a bona fide, unsolicited competing proposal.

At any time prior to obtaining the Capstead Stockholder Approval, under certain specified circumstances, the board of directors of Capstead may change its recommendation to Capstead’s stockholders regarding the Merger if the Capstead board of directors determines in good faith after consulting with its legal and financial advisors that the failure to do so would be inconsistent with its legal duties under applicable law, provided that Capstead complies with the procedures set forth in the Merger Agreement. If such change of recommendation is made in response to a proposal that the board of directors of Capstead has determined in good faith (after consultation with its legal and financial advisors) is a “superior proposal”, after taking into account any adjustment to the terms and conditions of the Merger Agreement proposed by BSPRT, Capstead may terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below.

The Merger Agreement contains certain termination rights for both Capstead and BSPRT, including if the Merger is not completed on or before January 25, 2022, the failure to obtain the Capstead Stockholder Approval, a change of recommendation of Capstead’s board of directors regarding the Merger, and breaches by the other party of certain covenants. In the event of a termination of the Merger Agreement under certain circumstances, including a change of recommendation by the Capstead board of directors regarding the Merger or Capstead’s acceptance of a superior proposal, Capstead would be required to pay BSPRT a termination fee of $26,700,000. In addition, upon termination of the Merger Agreement by Capstead or BSPRT under specified circumstances, Capstead or BSPRT, as applicable, would be required to pay the other party an agreed expense amount of $4,000,000.

In accordance with the Merger Agreement, BSPRT will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a Form S-4 registering the shares of BSPRT Common Stock and BSPRT Series E Preferred Stock issuable in the Merger, and Capstead will prepare a proxy statement with respect to the special meeting of Capstead’s common stockholders to be convened for purposes of approving the Merger (the “Capstead Stockholders Meeting”). The proxy statement will be included in the Form S-4 and will contain, subject to certain exceptions, the recommendation of the Capstead board of directors that Capstead stockholders vote in favor of approval of the Merger Agreement and the Merger.

In the Merger Agreement, BSPRT has agreed to take all necessary corporate action so that upon and after the Effective Time, the size of the board of directors of BSPRT will be increased by three members, and Capstead will designate three of its pre-Merger independent directors to serve on the board of directors of BSPRT until the 2022 annual stockholders meeting of BSPRT, at which point BSPRT has agreed to nominate two of the former Capstead directors to stand for election for a subsequent term.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors with information regarding its terms and conditions. It is not intended to provide any other factual information about BSPRT, Merger Sub, Capstead or the Advisor. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made only for purposes of the Merger Agreement and as of a specified date, are solely for the benefit of the parties to the Merger Agreement, are modified or qualified by information in confidential disclosure letters provided by each party to the other in connection with the signing of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about BSPRT or Capstead at the time they were made or otherwise and should only be read in conjunction with the other information that BSPRT , Merger Sub, Capstead or the Advisor makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission. Stockholders are not third-party beneficiaries to the representations and warranties contained in the Merger Agreement and should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates.

Recapitalization

As mentioned above, pursuant to the Merger Agreement, BSPRT has agreed to take necessary corporate actions such that, prior to the consummation of the Merger, BSPRT will effect a one-for-ten reverse stock split of the BSPRT Common Stock (the “Reverse Stock Split”). In connection with the Reverse Stock Split, BSPRT will file with the Maryland State Department of Assessments and Taxation (the “MSDAT”) Articles of Amendment (the “Articles of Amendment”) to BSPRT’s Articles of Amendment and Restatement, and each outstanding share of BSPRT Common Stock as of a date to be specified will automatically combine into 1/10th of a share of BSPRT Common Stock. The Articles of Amendment will also rename the BSPRT Common Stock outstanding after the Reverse Stock Split as “Class A common stock” (the “Class A Common Stock”).

Following the Reverse Stock Split, as contemplated by the Merger Agreement, BSPRT has also agreed to effect a stock dividend on the Class A Common Stock (the “BSPRT Stock Dividend”) wherein BSPRT will file with the MSDAT Articles Supplementary to BSPRT’s Articles of Amendment and Restatement designating and classifying a new series of Class B common stock, par value $0.01 per share (“Class B Common Stock”), and will distribute nine shares of Class B Common Stock to each holder of Class A Common Stock as of the record date to be specified by the BSPRT Board. The Class B Common Stock will be identical to the Class A Common Stock except that the Class B Common Stock will convert, on a one-for-one basis, into shares of Class A Common Stock 180 days following the listing of the Class A Common Stock on the NYSE. The Class B Common Stock will not be listed on the NYSE, and therefore holders of Class B Common Stock will not be able to sell their shares of Class B Common Stock on the NYSE until the automatic conversion of such Class B Common Stock into shares of Class A Common Stock 180 days after the listing of the Class A Common Stock.

The Recapitalization will result in each stockholder of BSPRT Common Stock as of a date to be specified prior to the closing of the Merger having the same economic value of equity securities in BSPRT as such holder did prior to the Recapitalization, except that each such holder will have 10% of their holdings in Class A Common Stock and 90% of their holdings in Class B Common Stock.

Shares of Class A Common Stock will be issued to Capstead stockholders at the closing of the Merger in accordance with the terms of the Merger Agreement. Upon closing of the Merger, the Class A Common Stock will be listed on the NYSE.

Share Repurchase Program

In connection with the adoption of the Merger Agreement and the anticipated listing of the BSPRT Common Stock on the NYSE, the BSPRT Board approved the termination of BSPRT’s amended and restated share repurchase program (“SRP”), effective upon, and conditioned on, the consummation of the Merger. The Company plans to process redemptions under the SRP for the first semester of 2021 in the ordinary course.

In addition, in connection with the Merger Agreement, BSPRT and the Advisor committed to adopt a $100 million share buyback plan that will be implemented after the closing of the Merger.

Item 2.02 Results of Operations and Financial Condition.

On July 26, 2021, BSPRT and Capstead issued a joint press release (the "Press Release") announcing their entry into the Merger Agreement. In the Press Release, BSPRT announced that its expected fully diluted book value per common share at June 30, 2021 was $18.28. The Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 26, 2021, BSPRT and Capstead issued a joint press release announcing the execution of the Merger Agreement and an investor call to be held on July 26, 2021, at 8:30 a.m., Eastern Time, to discuss the proposed Merger. On the same day, BSPRT and Capstead made available an investor presentation to be used in connection with the investor call. A copy of the joint press release is furnished as Exhibit 99.1 and a copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

The information in item 2.02 and Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information (including Exhibit 99.1 and Exhibit 99.2) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2021, by and among Benefit Street Partners Realty Trust, Inc., Rodeo Sub I, LLC, Capstead Mortgage Corporation and Benefit Street Partners L.L.C.*

99.1	Joint Press Release dated July 26, 2021.

99.2	Investor Presentation dated July 26, 2021.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules have been omitted. BSPRT agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

ADDITIONAL INFORMATION ABOUT THE MERGER

In connection with the proposed merger, BSPRT intends to file a registration statement on Form S-4 with the SEC that will include a proxy statement of Capstead and will also constitute a prospectus of BSPRT. This communication is not a substitute for the registration statement, the proxy statement/prospectus or any other documents that will be made available to the stockholders of Capstead. In connection with the proposed merger, BSPRT and Capstead also plan to file relevant materials with the SEC. STOCKHOLDERS OF CAPSTEAD ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE RELEVANT PROXY STATEMENT/PROSPECTUS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive proxy statement/prospectus will be sent to Capstead’s stockholders. Investors may obtain a copy of the proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by BSPRT and Capstead free of charge at the SEC’s website, www.sec.gov. Copies of the documents filed by BSPRT with the SEC will be available free of charge on BSPRT’s website at http://www.bsprealtytrust.com or by contacting BSPRT’s Investor Services at (844) 785-4393, as they become available. Copies of the documents filed by Capstead with the SEC will be available free of charge on Capstead’s website at www.capstead.com or by contacting Capstead’s Investor Relations at (214) 874-2339.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

BSPRT and Capstead and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from Capstead stockholders in respect of the proposed merger among BSPRT, Capstead and their respective subsidiaries.

Information about the directors and executive officers of Capstead is available in the proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 1, 2021. Information about directors and executive officers of BSPRT is available in the proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 8, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed merger when they become available. Stockholders of Capstead should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. Investors may obtain free copies of these documents from BSPRT or Capstead using the sources indicated above.

NO OFFER OR SOLICITATION

This communication and the information contained herein does not constitute an offer to sell or the solicitation of an offer to buy or sell any securities or a solicitation of a proxy or of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. This communication may be deemed to be solicitation material in respect of the proposed merger.

Disclaimer on Forward-Looking Statements

This communication contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “would,” “could,” or words of similar meaning.  Such forward-looking statements include or may relate to statements about the benefits of the proposed merger involving BSPRT and Capstead and statements that address operating performance, events or developments that BSPRT expects or anticipates will occur in the future, including but not limited to statements regarding future financial and operating results, plans, objectives, expectations and intentions, expected sources of financing, anticipated asset dispositions, anticipated leadership and governance changes, changes to outstanding structure of the Company’s capital stock, creation of value for stockholders, operation and implementation of share repurchase programs, benefits of the proposed merger to customers, stockholders and other constituents of the combined company, the integration of BSPRT and Capstead, the expected fully diluted book value per share of BSPRT, fluctuations in the adjusted book value per share of both Capstead and BSPRT, cost savings and the expected timetable for completing the proposed merger, and other non-historical statements. These statements are based on the companies’ current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; BSPRT can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from BSPRT’s expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to satisfy the conditions to the consummation of the proposed merger, including the approval of the stockholders of Capstead; risks related to the disruption of management’s attention from ongoing business operations due to the proposed merger; the availability of suitable investment or disposition opportunities; changes in interest rates; the availability and terms of financing; the impact of the COVID-19 pandemic on the operations and financial condition of each of BSPRT and Capstead and the industries in which they operate; general financial and economic conditions, which may be affected by government responses to the COVID-19 pandemic; market conditions; legislative and regulatory changes that could adversely affect the business of BSPRT or Capstead; and other factors, including those set forth in the section entitled “Risk Factors” in BSPRT’s and Capstead’s most recent Annual Reports on Form 10-K, as amended, and Quarterly Reports on Form 10-Q filed with the SEC, and other reports filed by BSPRT and Capstead with the SEC, copies of which are available on the SEC’s website, www.sec.gov. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. Except as required by law, neither BSPRT nor Capstead undertakes any obligation to update or revise any forward-looking statement in this communication, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: July 26, 2021